AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 18th day of November, 2015, to the Fund Accounting Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Nuance Concentrated Value Long-Short Fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to the following:

Amended Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit B to the Managed Portfolio Series Fund Accounting Agreement

Name of Series
Nuance Concentrated Value Fund
Nuance Mid Cap Value Fund
Nuance Concentrated Value Long-Short Fund

FUND ACCOUNTING, FUND ADMINISTRATION, PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES at July, 2015
Annual Fee Based Upon Average Net Assets Per Fund*
[…] % ([…]  basis points) on the first $[…] million
[…] % ([…]  basis points) on the next $[…] million
[…] % ([…]  basis points) on the balance
Minimum annual fee:  $[…] per fund
▪  Additional fee of $[…] for each additional class
▪  Additional fee of $[…] per additional manager / sub-advisor per fund

CCO Annual Fees (subject to change based on Board review and approval)
▪  $[…] for first fund
▪  $[…] for each additional fund
▪  $[…] / sub-advisor per fund
Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Services Included
▪  Daily Performance Reporting
▪  Advisor Information Source Web Portal
▪  USBFS Legal Administration (e.g., registration statement update)
Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature is not required at November 18, 2015 as the fund accounting fees are not changing.

Amended Exhibit B (continued) to the Fund Accounting Servicing Agreement – Managed Portfolio Series

FUND ACCOUNTING SERVICES – Nuance SUPPLEMENTAL SERVICES FEE SCHEDULE at April, 2011

Pricing Services
▪  $[…] Domestic and Canadian Equities/Options
▪  $[…] Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪  $[…] CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪  $[…] - Bank Loans
▪  $[…] - Credit Default Swaps/Swaptions
▪  $[…] - Basic Interest Rate Swaps
▪  $[…] /Fund per Month - Mutual Fund Pricing
▪  $[…] /Foreign Equity Security per Month for Corporate Action Service
▪  $[…] /Domestic Equity Security per Month for Corporate Action Service
▪  $[…] /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
▪  $[…] /CMO/Month
▪  $[…] /Mortgage Backed/Month
▪  $[…] /Month Minimum/Fund Group

Fair Value Services (Interactive Data)
▪  $[…] on the First 100 Securities/Day
▪  $[…] on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.